EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-84643) of SourcingLink.net, Inc. of our report dated June 19, 2003 relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-KSB.

San Diego, California

June 25, 2003